EXHIBIT 3.2
BYLAWS
OF
GRAYMARK HEALTHCARE, INC.,
an Oklahoma Corporation
(Amended and Restated for Name Change on December 31, 2007)
TABLE OF CONTENTS

Page
ARTICLE I – OFFICES	-1-
Section 1.1 Principal Office	-1-
Section 1.2 Registered Office	-1-
Section 1.3 Other Offices	-1-

ARTICLE II – MEETINGS OF SHAREHOLDERS	-1-
Section 2.2 Annual Meeting	-1-
Section 2.3 Special Meetings	-3-
Section 2.4 Notice of Meetings	-3-
Section 2.5 Quorum	-3-
Section 2.6 Adjournment and Notice of Adjourned Meetings	-4-
Section 2.7 Voting Rights	-4-
Section 2.8 Joint Owners of Stock	-5-
Section 2.9 List of Shareholders	-5-
Section 2.10 Action Without Meeting	-5-
Section 2.11 Organization	-6-
Section 2.12 Voting of Shares	-7-
Section 2.13 Votes Required	-7-

ARTICLE III – BOARD OF DIRECTORS	-8-
Section 3.1 General Powers	-8-
Section 3.2 Number, Qualifications and Tenure	-8-
Section 3.3 Vacancies	-8-
Section 3.4 Resignation	-9-
Section 3.5 Removal	-9-
Section 3.6 Chairman of Board	-9-
Section 3.7 Compensation	-9-
Section 3.8 Organization	-9-

ARTICLE IV – MEETINGS OF DIRECTORS	-9-
Section 4.1 Annual Meetings	-9-
Section 4.2 Regular Meetings	-10-
Section 4.3 Special Meetings	-10-
Section 4.4 Notice	-10-
Section 4.5 Waiver by Attendance	-10-
Section 4.6 Quorum	-10-
Section 4.7 Manner of Acting	-10-
Section 4.8 Presumption of Assent	-11-

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Page
Section 4.9 Informal Action by Directors	-11-
Section 4.10 Participation in Meetings by Conference Telephone	-11-
Section 4.11 Executive Sessions	-11-
Section 4.12 Reliance on Others	-11-

ARTICLE V – COMMITTEES	-11-
Section 5.1 Executive Committee	-11-
Section 5.2 Audit Committee	-12-
Section 5.3 Compensation Committee	-13-
Section 5.4 Other Committees	-13-
Section 5.5 Term	-14-
Section 5.6 Meetings	-14-
Section 5.7 Minutes	-14-
Section 5.8 Responsibility of Directors	-14-

ARTICLE VI – OFFICERS	-14-
Section 6.1 Officers Designated	-14-
Section 6.2 Tenure and Duties of Officers	-15-
Section 6.3 Delegation of Authority	-17-
Section 6.4 Resignations	-17-
Section 6.5 Removal	-17-
Section 6.6 Compensation of Officers	-17-
Section 6.7 Bonds	-17-

ARTICLE VII – EXECUTION OF INSTRUMENTS AND VOTING OF SECURITIES HELD BY THE CORPORATION	-17-
Section 7.1 Execution of Instruments	-17-
Section 7.2 Voting of Securities Owned by the Corporation	-18-

ARTICLE VIII – CERTIFICATES FOR SHARES AND THEIR TRANSFER; OTHER SECURITIES	-18-
Section 8.1 Form and Execution of Certificates	-18-
Section 8.2 Lost Certificates	-19-
Section 8.3 Transfers	-19-
Section 8.4 Fixing Record Dates	-19-
Section 8.5 Registered Shareholders	-20-
Section 8.6 Treasury Shares	-20-
Section 8.7 Execution of Other Securities	-20-

ARTICLE IX – INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS	-20-
Section 9.1 Right to Indemnification	-20-
Section 9.2 Right to Advancement of Expenses	-22-
Section 9.3 Non-Exclusivity of Rights	-23-
Section 9.4 Insurance	-23-
Section 9.5 Right of Indemnitee to Bring Suit	-23-
Section 9.6 Survival of Rights	-23-
Section 9.7 Amendments	-24-
Section 9.8 Savings Clause	-24-
Section 9.9 Certain Definitions	-24-

ARTICLE X – NOTICES	-24-
Section 10.1 Notice to Shareholders	-24-
Section 10.2 Notice to Directors	-24-
Section 10.3 Address Unknown	-24-
Section 10.4 Affidavit of Mailing	-24-
Section 10.5 Time of Notices Deemed Given	-25-
Section 10.6 Failure to Receive Notice	-25-

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Page
Section 10.7 Notice to Person with Whom Communication Shall Be Unlawful	-25-
Section 10.8 Notice to Person with Undeliverable Address	-25-

ARTICLE XI – DIVIDENDS	-25-
Section 11.1 Declaration of Dividends	-25-
Section 11.2 Dividend Reserve	-26-

ARTICLE XII – AMENDMENTS	-26-
Section 12.1 Amendments	-26-
Section 12.2 Application of Bylaws	-26-

ARTICLE XIII – OTHER PROVISIONS	-26-
Section 14.1 Loans to Directors and Officers	-26-
Section 14.2 Annual Report	-26-
Section 14.3 Fiscal Year	-27-
Section 14.4 Charter Provisions	-27-
Section 14.5 Corporate Seal	-27-
Section 14.6 Code of Conduct	-27-

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BYLAWS
OF
GRAYMARK HEALTHCARE, INC.
ARTICLE I
OFFICES

Section 1.1	Principal Office. The principal office of the Corporation shall be located within or without the State of Oklahoma and as may be designated from time to time by the Board of Directors.

Section 1.2	Registered Office. The registered office of the Corporation required by law to be maintained in the State of Oklahoma may be, but need not be, identical with the principal office of the Corporation. The address of the registered office may be changed from time to time by the Board of Directors in the manner provided by law.

Section 1.3	Other Offices. The Corporation may have offices at such other places as the Board of Directors may from time to time determine or as the business of the Corporation may require. The books and record of the Corporation may be kept (subject to any provision contained in the corporate law of the State of Oklahoma) at such place or places as may be determined from time to time by the Board of Directors or in these Bylaws.
ARTICLE II
MEETINGS OF SHAREHOLDERS

Section 2.1	Place of Meetings. Meetings of the shareholders of the Corporation shall be held at such place as may be designated from time to time by the Board of Directors, or, if not so designated, then at the principal executive offices of the Corporation.

Section 2.2	Annual Meeting. (a) The annual meeting of the shareholders of the Corporation, for the purpose of election of Directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors.

(b) At an annual meeting of the shareholders, only such business as shall have been properly brought before the meeting shall be conducted. All proxy solicitations by the Corporation or its management shall be conducted in accordance with the Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “1934 Act”). To be properly brought before an annual meeting, business must be: (A) specified in the notice of meeting and proxy statement (or any supplement thereto) given and delivered by or at the direction of the Board of Directors; (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors; or (C) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than one hundred twenty (120) calendar days in advance of the date of the Notice of Annual Meeting released to shareholders in connection with the previous year’s annual meeting of shareholders; provided, however, that in the event that an annual meeting was not held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s Notice of Annual Meeting, notice by the shareholder to be timely must be so received a reasonable time before the Notice of Annual Meeting is released to shareholders. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business; (iii) the class and number of shares of the Corporation that are beneficially owned by the shareholder; (iv) any material interest of the shareholder in such business; and (v) any other information that is required to be provided by the shareholder pursuant to Regulation 14A promulgated under the 1934 Act in such shareholder’s capacity as a proponent of a shareholder proposal.

Notwithstanding anything in these Bylaws to the contrary, no shareholder proposal shall be considered at any annual meeting except in accordance with the procedures set forth in this Section. The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section, and, if the chairman should so determine, the chairman shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

(c) Only persons who are nominated in accordance with the procedures set forth in this Section shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders by or at the direction of the Board of Directors or by any shareholder of the Corporation entitled to vote in the election of Directors at the meeting who complies with the notice procedures set forth in this paragraph. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation in accordance with the provisions of paragraph (b) of this Section 3.2. Such shareholder’s notice shall set forth (i) as to each person, if any, whom the shareholder proposes to nominate for election or re-election as a Director: (A) the name, age, business address and residence address of such person; (B) the principal occupation or employment of such person; (C) the class and number of shares of the Corporation which are beneficially owned by such person; (D) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder; and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required in each case pursuant to Regulation 14A promulgated under the 1934 Act (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a Director if elected); and (ii) as to such shareholder giving notice, the information required to be provided pursuant to subsection (b) of this Section 2.2. At the request of the Board of Directors, any person nominated by a shareholder for election as a Director shall furnish to the Secretary of the Corporation that information required to be set forth in the shareholder’s notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this paragraph. The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if the chairman should so determine, the chairman shall so declare at the meeting, and the defective nomination shall not be recognized and the nominee shall not be entitled to appear on the ballot.

Section 2.3	Special Meetings. (a) Special meetings of the shareholders of the Corporation may only be called, for any purpose or purposes, by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer or (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized Directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption). All proxy solicitations by the Corporation or its management shall be conducted in accordance with the Regulation 14A promulgated under the 1934 Act.

(b) If a special meeting shall be called pursuant to subsection (a) above by any person or persons other than the Board of Directors, the request shall be in writing, specifying the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board of Directors, the President, or the Secretary of the Corporation. No business may be transacted at such special meeting otherwise than specified in such notice and the accompanying proxy statement and in accordance with Regulation 14A promulgated under the 1934 Act. The Board of Directors shall determine the time and place of such special meeting, which shall be held not less than thirty-five (35) nor more than one hundred twenty (120) days after the date of the receipt of the request. Upon determination of the time and place of the meeting, the officer receiving the request shall cause notice to be given to the shareholders entitled to vote, in accordance with the provisions of Section 2.4 of these Bylaws. If the notice is not given within sixty (60) days after the receipt of the request, the person or persons requesting the meeting may set the time and place of the meeting and give the notice. Nothing contained in this subsection (b) shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the Board of Directors may be held.

Section 2.4	Notice of Meetings. Except as otherwise provided by law or the certificate of incorporation of the Corporation, as the same may be amended or restated from time to time and including any certificates of designation thereunder (hereinafter, the “Certificate of Incorporation”), written notice of each meeting of shareholders shall be given not less than twenty (20) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote at such meeting, such notice to specify the place, date, time and purpose or purposes of the meeting and the means of remote communications, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at the meeting. Notice of any meeting of shareholders may be waived in writing, signed by the person entitled to notice thereof, either before or after such meeting, and will be waived by any shareholder by his or her attendance thereat in person or by proxy, except when the shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened. Any shareholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

Section 2.5	Quorum. At all meetings of shareholders, except where otherwise provided by statute or by the Certificate of Incorporation, or by these Bylaws, the presence, in person or by proxy duly authorized, of the holders of one-third (1/3rd) of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of shareholders may be adjourned, from time to time, either by the chairman of the meeting or by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. The shareholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, all action taken by the holders of a majority of the votes cast, excluding abstentions, at any meeting at which a quorum is present shall be valid and binding upon the Corporation; provided, however, that Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of Directors. Where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and the affirmative vote of the majority (plurality, in the case of the election of Directors) of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class.

Section 2.6	Adjournment and Notice of Adjourned Meetings. Any meeting of shareholders, whether annual or special, may be adjourned from time to time either by the chairman of the meeting or by the vote of a majority of the shares casting votes, excluding abstentions. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business that may have been transacted at the original meeting. If the adjournment shall be for more than thirty (30) days or if after the adjournment a new record date shall be fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

Section 2.7	Voting Rights. For the purpose of determining those shareholders entitled to vote at any meeting of the shareholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the Corporation on the record date, as provided in Section 2.9 of these Bylaws, shall be entitled to vote at any meeting of shareholders. Shares may be voted either in person or by one or more agents authorized by a written proxy executed by the shareholder or by the shareholder’s duly authorized attorney-in-fact. The appointment of a proxy shall be filed in writing with the Secretary at, or before, the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

A proxy is not valid after the expiration of three years from the date of its execution, unless the person executing it specifies thereon the length of time for which it is to continue in force, or limits its use to a particular meeting. The termination of a proxy’s authority by act of the shareholder shall, subject to the time limitation set forth herein, be ineffective until written notice of the termination has been received by the Secretary. A proxy’s authority shall not be revoked by the death or incapacity of the maker unless, before the vote shall have been cast or the authority shall have been exercised, written notice of such death or incapacity shall have been received by the Corporation.

Section 2.8	Joint Owners of Stock. If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one (1) votes, such person’s act binds all; (b) if more than one (1) votes, the act of the majority so voting binds all; or (c) if more than one (1) votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or may apply to the district court to appoint an additional person to act with the persons so voting the shares, which shall then be voted as determined by a majority of such persons and the person appointed by the court. If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of clause (c) shall be a majority or even-split in interest.

Section 2.9	List of Shareholders. The Secretary shall prepare and make, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on the list. The list shall be open to the examination of any shareholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting:(A) on a reasonably accessible electronic network; provided that the information required to gain access to the list is provided with the notice of the meeting; or (B) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that the information is available only to shareholders of the Corporation. If the meeting is to be held at a place, then the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder present at the meeting. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any shareholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access the list shall be provided with the notice of the meeting.

Section 2.10	Action Without Meeting. The shareholders of the Corporation may take action by written consent without a meeting to the extent and in the manner permitted by law. Any action taken by the shareholders of the Corporation shall be in shall be conducted in accordance with the Regulation 14C promulgated under the 1934 Act. Any action which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Oklahoma, it principal place of business, or the Secretary. Delivery shall be made by hand or by certified or registered mail, return receipt requested.

Each written consent shall bear the date of signature of each shareholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date of the earliest dated consent delivered to the Corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed in the first paragraph of this Section.

In order that the Corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting, the Board of Directors of the Corporation may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors shall be required by the Oklahoma General Corporation Act, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken shall have been received by the Corporation by delivery to the Secretary of the Corporation. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors shall be required by the Oklahoma General Corporation Act, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking action.

Section 2.11	Organization. (a) At every meeting of shareholders, unless another officer of the Corporation has been appointed by the Board of Directors, the Chairman of the Board of Directors shall act as chairman unless another officer of the Corporation has been appointed by the Board of Director, or, if a Chairman has not been appointed, shall be absent, or designates the next senior officer present to so act, the Chief Executive Office, or if the Chief Executive Officer shall be absent, the President, or, if the President shall be absent, the most senior Vice President present, or, in the absence of any such officer, a chairman of the meeting chosen by a majority in interest of the shareholders entitled to vote, present in person or by proxy, shall act as chairman. The Secretary, or, in his or her absence, an Assistant Secretary directed to do so by the Chief Executive Officer, or if the Chief Executive Officer shall be absent, by the President, shall act as secretary of the meeting.

(b) The Board of Directors of the Corporation shall be entitled to make such rules or regulations for the conduct of meetings of shareholders as it deems necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to shareholders of record of the Corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters that are to be voted on by ballot. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.

Section 2.12	Voting of Shares. Each outstanding share of capital stock entitled to vote shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, subject to the voting rights and privileges, lack thereof, or limitations thereon, of the class or series of capital stock. At each election for Directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares standing of record in his or her name for each person nominated as a Director to be elected and for whose election he or she has a right to vote.

Treasury shares, or other shares not at the time outstanding, shall not, directly or indirectly, be voted at any shareholders’ meeting or counted in calculating the actual voting power of shareholders at any given time, but shares of Corporation stock held by the Corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares and the actual voting power of the shareholders at any given time.

Every stock vote at a meeting of shareholders shall be taken by written ballots, each of which shall state the name of the shareholder or proxy voting and such other information as may be required under the procedure established for the meeting. The Corporation may, and to the extent permitted by law, shall, in advance of any meeting of shareholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate shall be able to act at a meeting of shareholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

Section 2.13	Votes Required. The vote of a majority of the shares voted at a meeting of shareholders, duly held at which a quorum shall be present, shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, except as otherwise provided by law or by these Bylaws.

ARTICLE III
BOARD OF DIRECTORS

Section 3.1	General Powers. The powers of the Corporation shall be exercised, its business conducted and its property controlled by the Board of Directors, except as may be otherwise provided by law or by the Certificate of Incorporation. If any provision shall be made in the Certificate of Incorporation, the powers and duties conferred or imposed upon the Board of Directors by the provisions of the Oklahoma General Corporation Act shall be exercised or performed to the extent and by the person or persons stated in the Certificate of Incorporation.

Section 3.2	Number, Qualifications and Tenure. (a) The number of Directors constituting the Board of Directors shall be at least one and such number as the Directors may from time to time determine by resolution of the Board of Directors or election by the Board of Directors.

(b) Directors need not be residents of the State of Oklahoma or shareholders of the Corporation, unless so required by the Certificate of Incorporation. During any period that the Corporation shall be subject to the reporting obligations of the 1934 Act, the majority of the members of the Board of Directors shall be “independent directors” within the meanings of the 1934 Act and the rules and regulations promulgated thereunder by the U.S. Securities and Exchange Commission (the “SEC”) and the rules and regulations of Financial Industry Regulatory Authority, Inc. (“FINRA”) and Nasdaq Stock Market, Inc. (“Nasdaq”). In the event a Nominating Committee shall not be in existence at the applicable time, all nominees for election to the Board of Directors shall be approved by a majority of the “independent directors” within the meanings of the 1934 Act and the rules and regulations promulgated thereunder by the SEC and the rules and regulations of FINRA and Nasdaq.

(c) The Directors shall be elected at the annual or adjourned annual meeting of the shareholders (except as herein otherwise provided for the filling of vacancies) and each Director shall hold office until the Director’s death, resignation, retirement, removal, disqualification, or the Director’s successor shall have been elected and qualified. If, for any reason, the Directors shall not have been elected at an annual meeting, the Directors may be elected as soon thereafter as convenient at a special meeting of the shareholders called and held for that purpose in the manner provided in these Bylaws and in accordance with the Oklahoma General Corporation Act.

Section 3.3	Vacancies. Vacancies occurring on the Board of Directors for any reason may be filled by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at any meeting of the Board of Directors, or by a sole remaining Director. Each Director so elected shall hold office for the unexpired portion of the term of the Director whose place shall be vacant and until his or her successor shall have been duly elected and qualified or until such Director’s earlier death, resignation or due removal. A vacancy in the Board of Directors shall be deemed to exist under this Section 3.3 in the case of the death, removal or resignation of any Director, or if the shareholders fail at any meeting of shareholders at which Directors are to be elected (including any meeting referred to in Section 4.1, 4.2 or 4.3 below) to elect the number of Directors then constituting the whole Board of Directors.

At a special meeting of shareholders, the shareholders may elect a Director to fill any vacancy not filled by the Board of Directors.

Section 3.4	Resignation. Any Director may resign at any time by delivering his or her written resignation to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors. If no such specification shall be made, it shall be deemed effective at the pleasure of the Board of Directors. When one or more Directors shall resign from the Board of Directors, effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office for the unexpired portion of the term of the Director whose place shall be vacated and until his or her successor shall have been duly elected and qualified.

Section 3.5	Removal. The entire Board of Directors, or any individual Director, may be removed at any time, with or without cause, by a vote of the shareholders holding a majority of the outstanding shares entitled to vote at an annual or special meeting of shareholders. Whenever the holders of any class or series of capital stock of the Corporation are entitled to elect one or more Directors by the provisions of the Certificate of Incorporation, the provisions of this Section 3.4 shall apply with respect to the removal of a Director or Directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole.

Section 3.6	Chairman of Board. There may be a Chairman of the Board of Directors elected by the Directors from their number at the annual meeting of the Board of Directors. The Chairman shall preside at all meetings of the Board of Directors and perform such other duties as may be directed by the Board.

Section 3.7	Compensation. Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, if so approved, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors. Nothing in these Bylaws shall be construed to preclude any Director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation for service in the capacity.

Section 3.8	Organization. The Chairman of the Board shall preside at the meetings of the Board of Directors, if present. In the case of any meeting, if there shall be no Chairman of the Board or if the Chairman shall not be present, the Vice Chairman (if there be one) shall preside, or if there be no Vice Chairman or if the Vice Chairman shall not be present, a chairman chosen by a majority of the Directors present shall act as chairman of such meeting. The Secretary of the Corporation or, in the absence of the Secretary, any person appointed by the Chairman shall act as secretary of the meeting.
ARTICLE IV
MEETINGS OF DIRECTORS

Section 4.1	Annual Meetings. Unless the Board of Directors shall determine otherwise, the annual meeting of the Board of Directors shall be held immediately before or after the annual meeting of shareholders and at the place where such meeting shall be held. No notice of an annual meeting of the Board of Directors shall be necessary and such meeting shall be held for the purpose of electing officers and transacting any other business as may lawfully come before it. At its annual meeting the Board of Directors shall conduct a self-evaluation to determine whether its standing committees are functioning effectively.

Section 4.2	Regular Meetings. Except as hereinafter otherwise provided by law or in these Bylaws, regular meetings of the Board of Directors shall be held in the principal executive offices of the Corporation. Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board of Directors may also be held at any time or place as designated by resolution of the Board of Directors (without other notice than the resolution) or the written consent of all Directors.

Section 4.3	Special Meetings. Special meetings of the Board of Directors may be called by the President or by a majority of the Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any time and place, either within or without the State of Oklahoma, as the time and place for holding any special meeting of the Board of Directors called by them.

Section 4.4	Notice. Notice of special meetings of the Board of Directors shall be given to each Director not less than three (3) days before the date of the meeting by any usual means of communication. All business to be transacted at, and all purposes of, any regular or special meeting of the Board of Directors must be specified in the notice or waiver of notice of the meeting, except as may otherwise be required by law or provided for in the Certificate of Incorporation or these Bylaws. Notice of any meeting may be waived in writing at any time before or after the meeting and will be deemed waived by any Director by attendance thereat, except when the Director attends the meeting solely for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

Section 4.5	Waiver by Attendance. Attendance of a Director at a meeting of the Board of Directors shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the Directors not present shall sign a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes the meeting. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 4.6	Quorum. A quorum of the Board of Directors shall consist of a majority of the exact number of Directors fixed from time to time in accordance with Section 3.2 of these Bylaws, but not less than one (1); provided, however, at any meeting whether a quorum be present or otherwise, a majority of the Directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.

Section 4.7	Manner of Acting. Except as otherwise provided in these Bylaws, the act of the majority of the Directors present at a meeting at which a quorum was present shall be the act of the Board of Directors, unless a different vote shall be required by law, the Certificate of Incorporation or these Bylaws.

Section 4.8	Presumption of Assent. A Director of the Corporation present at a meeting of the Board of Directors at which action on any corporate matter was taken shall be presumed to have assented to the action taken unless his or her contrary vote or abstention shall be recorded or his or her dissent shall have been otherwise entered in the minutes of the meeting or unless he or she shall file his or her written dissent of such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary promptly after the adjournment of the meeting. An abstention shall be deemed a negative vote. Such right to dissent shall not apply to a Director who voted in favor of such action.

Section 4.9	Informal Action by Directors. Any action that may be taken at a meeting of the Board of Directors may be taken without a meeting if a record or memorandum thereof be made in writing and signed by all of the members of the Board. Such writing or memorandum shall be filed with the Secretary as part of the corporate records.

Section 4.10	Participation in Meetings by Conference Telephone. Members of the Board of Directors, or any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

Section 4.11	Executive Sessions. Preceding or following each meeting of the Board of Directors, the “independent directors” shall meet in executive sessions without the Corporation’s executive officers and other employees, unless the executive officer or employee shall be appearing before the executive session by invitation or request. A Director shall be designated to preside at the executive sessions, although there shall be no requirement to designate a single Director who will preside at all executive sessions.

Section 4.12	Reliance on Others. A member of the Board of Directors, or a member of any committee designated by the Board of Directors, in the performance of the member’s duties, shall be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports, or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within the competence of the officer, employee, committee or other person and who have been selected with reasonable care by or on behalf of the Corporation.
ARTICLE V
COMMITTEES

Section 5.1	Executive Committee. The Board of Directors may by resolution passed by a majority of the whole Board of Directors appoint an Executive Committee to consist of two (2) or more members of the Board of Directors. The Executive Committee, to the extent permitted by law and specifically granted by the Board of Directors, shall have, and may exercise when not session, all powers of the Board of Directors in the management of the business and affairs of the Corporation, except such committee shall not have the power or authority to amend the Certificate of Incorporation, to adopt an agreement of merger or consolidation, to recommend to the shareholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, to recommend to the shareholders of the Corporation a dissolution of the Corporation or a revocation of a dissolution, or to amend these Bylaws.

Section 5.2	Audit Committee. (a) The Board of Directors shall by resolution passed by a majority of the whole Board of Directors appoint an Audit Committee to consist of three (3) or more members of the Board of Directors, each of whom shall meet the independence and experience requirements of the 1934 Act and the rules and regulations promulgated thereunder by the SEC and the rules and regulations of FINRA and Nasdaq, including one of the members qualifying as a “financial expert.” The members of the Committee shall be elected annually at the meeting of the full Board following the Corporation’s annual shareholders meeting and will be listed in the annual report and proxy statement to shareholders. One of the members will be elected Committee Chair by the Board.

(b) The Board of Directors shall adopt an Audit Committee Charter setting forth the required membership of the Audit Committee and the purposes, duties and responsibilities of the Audit Committee, which Charter may be amended from time to time by the Board of Directors. In accordance with the Audit Committee Charter, the Audit Committee’s primary function shall be to assist the Board of Directors in fulfilling and improving its oversight responsibilities with respect to (i) the appointment, compensation, and over-sight of the work of the Corporation’s independent accountants (including resolution of disagreements between management and the independent accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; (ii)the annual and quarterly financial information and corporate disclosures to be provided to shareholders and the SEC and the accuracy and reliability of the financial information and disclosures; (iii) the system of internal controls that management has established; and (iv) the internal and external audit process. In addition, the Audit Committee shall provide a line of communication between the Corporation’s independent accountants, accounting staff, financial management and the Board of Directors. The Committee shall establish a clear understanding with the Board of Directors and the independent accountants that the ultimate accountability of the independent accountants shall be to the Board and the Audit Committee. The independent accountants shall be required to report directly to the Audit Committee. The Audit Committee shall make regular reports to the Board of Directors concerning its activities.

(c) The Audit Committee’s duties shall not include the planning or conduct of audits or determination that the Corporation’s financial statements are in accordance with generally accepted accounting principles. This shall be the responsibility of the Corporation’s Chief Executive Officer and Chief Financial Officer and independent accountants. Furthermore, unless otherwise authorized and approved by the Board of Directors, the Audit Committee’s duties shall not require the Committee to assure compliance with laws and regulations and the Corporation’s business conduct guidelines.

(d) The Audit Committee shall have the authority to investigate any matter or activity involving financial accounting and financial reporting, as well as the internal controls of the Corporation. In that regard, the Audit Committee will have the authority to approve the retention of external professionals to render advice and counsel in such matters. All employees of the Corporation shall be directed to cooperate with respect thereto as requested by members of the Audit Committee. Furthermore, the Audit Committee shall have the authority to resolve disagreements, if any, between the Corporation’s management and the independent accountants.

(e) The Audit Committee shall meet as frequently as the Audit Committee deems necessary, but not less than four times each year, to carry out it duties and responsibilities. Content of the agenda for each meeting shall be cleared by the Committee Chair. The Committee shall be to meet in separate executive sessions with the Chief Financial Officer, independent accountants and internal accounting staff of the Corporation at least once each year and more frequently as considered appropriate by the Audit Committee.

(f) The Audit Committee shall establish procedures for Directors, officers, and employees of the Company to report complaints regarding accounting, internal accounting controls or auditing matters or to obtain help with a potential accounting or auditing complaint.

(g) The Audit Committee shall be authorized in its discretion to engage and retain independent legal counsel and other professional advisers as it determines necessary, in its sole discretion, to carry out the Audit Committee’s duties and responsibilities.
(h) The Corporation shall provide for appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board of Directors, for payment of compensation to the Corporation’s independent accountants for the purpose of rendering or issuing an audit report and any professional advisers employed by the Audit Committee.

Section 5.3	Compensation Committee. (a) The Board of Directors shall by resolution passed by a majority of the whole Board of Directors appoint a Compensation Committee to consist of three (3) or more members of the Board of Directors and shall meet the independence requirements of the 1934 Act and the rules and regulations promulgated thereunder by the SEC and the rules and regulations of FINRA and Nasdaq. The members of the Compensation Committee shall be elected annually at the meeting of the full Board following the Corporation’s annual shareholders meeting and will be listed in the annual report and proxy statement to shareholders. One of the members will be elected Committee Chair by the Board.

(b) The Compensation Committee shall be responsible for determining the compensation of the Corporation’s senior management and establishing compensation policies for the Corporation’s employees generally; provided, however, that at any time the compensation of the Chief Executive Officer or President shall be under review and consideration, the Compensation Committee shall be comprised solely of “independent directors” (within the meaning of the 1934 Act and the rules and regulations promulgated thereunder and the rules and regulations promulgated by the Nasdaq and FINRA) and approval of the compensation of the Chief Executive Officer or President shall be pursuant to the majority vote of the independent directors in executive session.

Section 5.4	Other Committees. The Board of Directors, by resolution adopted by a majority of Directors, may designate one or more additional committees, each committee to consist of one or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority to (i) amend the Certificate of Incorporation (except that a committee, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors may fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), (ii) adopt an agreement of merger or consolidation, (iii) recommend to the shareholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, (iv) recommend to the shareholders the dissolution of the Corporation or the revocation of a dissolution, or (v) amend the Bylaws of the Corporation, and (vi) unless by resolution of the Board of Directors, declare a dividend, authorize the issuance of stock, or to adopt a certificate of ownership and merger.

Section 5.5	Term. Each member of a committee of the Board of Directors shall serve a term on the committee coexistent with such member’s term on the Board of Directors. The Board of Directors, subject to the provisions of Sections 5.1, 5.2, 5.3 and 5.4 may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his or her death or voluntary resignation from the committee or from the Board of Directors. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Section 5.6	Meetings. Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee, Audit Committee, Compensation Committee or any other committee appointed pursuant to this Section 5.4 shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at any place which has been determined from time to time by such committee, and may be called by any Director who shall be a member of such committee, upon written notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of written notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing at any time before or after the meeting and will be waived by any Director by attendance thereat, except when the Director attends such special meeting solely for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened. A majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum shall be present shall be the act of such committee. As necessary or desirable, the Committee may request that members of management and representatives of the independent accountants and internal accounting staff be present at committee meetings.

Section 5.7	Minutes. Each committee shall keep regular minutes of its proceedings and report the same to the Board when required.

Section 5.8	Responsibility of Directors. The designation of a committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility or liability imposed by law.
ARTICLE VI
OFFICERS

Section 6.1	Officers Designated. The officers of the Corporation shall include, if and when designated by the Board of Directors, a Chairman of the Board of Directors, a Chief Executive Officer,

President, Chief Financial Officer, one or more executive and non-executive Vice Presidents (any one or more of which executive Vice Presidents may be designated as Executive Vice President or Senior Vice President or a similar title), a Secretary and a Treasurer. The Board of Directors may, at its discretion, create additional offices and assign such duties to those offices as it may deem appropriate from time to time, which offices may include a Vice Chairman of the Board of Directors, a Chief Operating Officer, one or more Assistant Secretaries and Assistant Treasurers, and one or more other offices which may be created at the discretion of the Board of Directors. Any one person may hold any number of offices of the Corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the Corporation shall be fixed by or in the manner designated by the Board of Directors.

Section 6.2	Tenure and Duties of Officers.

(a) General. All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors. Except for the Chairman of the Board and the Vice Chairman of the Board, no officer need be a Director.

(b) Duties of Chairman of the Board of Directors. The Chairman of the Board of Directors, when present, shall preside at all meetings of the Board of Directors and, unless the Chairman has designated the next senior officer to so preside, at all meetings of the shareholders. The Chairman of the Board of Directors shall perform other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

(c) Powers and Duties of the Vice Chairman of the Board. The Board of Directors may but shall not be required to assign areas of responsibility to a Vice Chairman of the Board, and, in such event, and subject to the overall direction of the Chairman of the Board and the Board of Directors, the Vice Chairman of the Board shall be responsible for supervising the management of the affairs of the Corporation and its subsidiaries within the area or areas assigned and shall monitor and review on behalf of the Board of Directors all functions within such corresponding area or areas of the Corporation and each such subsidiary of the Corporation. In the absence of the Chief Executive Officer, or in the event of the Chief Executive Officer’s inability or refusal to act, the Vice Chairman of the Board shall perform the duties of the Chief Executive Officer, and when so acting shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. Furthermore, the Vice Chairman of the Board shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned to the Vice Chairman of the Board by the Board of Directors or the Chairman of the Board.

(d) Duties of the Chief Executive and Chief Operating Officers. Subject to the control of the Board of Directors, the Chief Executive Officer shall have general executive charge, management and control, of the properties, business and operations of the Corporation with all such powers as may be reasonably incident to such responsibilities; and subject to the control of the Chief Executive Officer, the Chief Operating Officer shall have general operating charge, management and control, of the properties, business and operations of the Corporation with all such powers as may be reasonably incident to such responsibilities. The Chief Executive Officer and, if and to the extent designated by the Chief Executive Officer or the Board, the Chief Operating Officer, may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation and may sign all certificates for shares of capital stock of the Corporation, and each shall have such other powers and duties as are designated in accordance with these Bylaws and as from time to time may be assigned to each by the Board of Directors. Unless the Board of Directors

otherwise determines, the Chief Executive Officer shall, in the absence of the Chairman of the Board, or Vice Chairman of the Board, or if there be no Chairman of the Board or Vice Chairman of the Board, preside at all meetings of the shareholders and (should he or she be a Director) of the Board of Directors.

(e) Duties of President. Unless the Board of Directors otherwise determines and subject to the provisions of subsection (d) above, the President shall be the Chief Operating Officer of the Corporation. Unless the Board of Directors otherwise determines, the President shall, in the absence of the Chairman of the Board, Vice Chairman of the Board, or Chief Executive Officer, or if there be no Chairman of the Board, Vice Chairman of the Board or Chief Executive Officer, preside at all meetings of the shareholders and (should he or she be a Director) of the Board of Directors. The President shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned to him or her by the Board of Directors.

(f) Duties of Vice Presidents. Vice Presidents, by virtue of their appointment as such, shall not necessarily be deemed to be executive officers of the Corporation, such status as an executive officer only being conferred if and to the extent such Vice President shall be placed in charge of a principal business unit, division or function (e.g., sales, administration or finance) or performs a policy-making function for the Corporation (within the meaning of Section 16 of the 1934 Act and the rules and regulations promulgated thereunder). Each executive Vice President shall at all times possess, and upon the authority of the Chief Executive Officer or President any non-executive Vice President shall from time to time possess, power to sign all certificates, contracts and other instruments of the Corporation, except as otherwise limited pursuant to Article VII hereof or by the Chairman of the Board, the Chief Executive Officer, President, or the Vice Chairman of the Board. The Vice Presidents shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

(g) Duties of Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors, committees of the Board of Directors and the shareholders, in books provided for that purpose; shall attend to the giving and serving of all notices; may in the name of the Corporation affix the seal of the Corporation to all contracts and attest the affixation of the seal of the Corporation thereto; may sign with the other appointed officers all certificates for shares of capital stock of the Corporation; and shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to inspection of any Director upon application at the office of the Corporation during business hours. The Secretary shall perform all other duties given in these Bylaws and other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The Chief Executive Officer or President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board of Directors, Chief Executive Officer or President shall designate from time to time.

(h) Assistant Secretaries. Each Assistant Secretary shall have the usual powers and duties pertaining to such offices, together with such other powers and duties as designated in these Bylaws and as from time to time may be assigned to an Assistant Secretary by the Board of Directors, Chairman of the Board, Chief Executive Officer, Vice Chairman of the Board, President or Secretary. The Assistant Secretaries shall exercise the powers of the Secretary during that officer’s absence or inability or refusal to act.

(i) Duties of Treasurer. The Treasurer shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the Vice Chairman of the Board or the President. The Treasurer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the Corporation. The Treasurer shall perform other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, Chief Executive Officer or the President shall designate from time to time. The Chief Financial Officer of the Corporation may, but need not, serve as the Treasurer.

(j) Assistant Treasurers. Each Assistant Treasurer shall have the usual powers and duties pertaining to such office, together with such other powers and duties as designated in these Bylaws and as from time to time may be assigned to each Assistant Treasurer by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the Vice Chairman of the Board, the President or the Treasurer. The Assistant Treasurers shall exercise the powers of the Treasurer during that officer’s absence or inability or refusal to act.

Section 6.3	Delegation of Authority. For any reason that the Board of Directors may deem sufficient, the Board of Directors may, except where otherwise provided by statute, delegate the powers or duties of any officer to any other person, and may authorize any officer to delegate specified duties of such office to any other person. Any such delegation or authorization by the Board shall be effected from time to time by resolution of the Board of Directors.

Section 6.4	Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, the Chief Executive Officer, the President or the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice shall have been given, unless a later time shall be specified in the notice, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the Corporation under any contract with the resigning officer.

Section 6.5	Removal. Any officer may be removed from office at any time, either with or without cause, by the vote or written consent of a majority of the Directors in office at the time, or by any committee or superior officers upon whom such power of removal may have been conferred by the Board of Directors.

Section 6.6	Compensation of Officers. The compensation of all officers of the Corporation shall be fixed by the Board of Directors or a committee of the Board of Directors, and no officer shall serve the Corporation in any other capacity and receive compensation therefor unless such additional compensation shall be authorized by the Board of Directors.

Section 6.7	Bonds. The Board of Directors may, by resolution, require any officer, agent, or employee of the Corporation to give bond to the Corporation, with sufficient sureties, conditioned on the faithful performance of the duties of his or her respective office or position, and to comply with such other conditions as may from time to time be required by the Board of Directors.
ARTICLE VII
EXECUTION OF INSTRUMENTS AND VOTING
OF SECURITIES HELD BY THE CORPORATION

Section 7.1	Execution of Instruments. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the Corporation any corporate instrument or document, or to sign on behalf of the Corporation the corporate name without limitation, or to enter into contracts on behalf of the Corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the Corporation.

Unless otherwise specifically determined by the Board of Directors or otherwise required by law, promissory notes, deeds of trust, mortgages and other evidences of indebtedness of the Corporation, and other corporate instruments or documents requiring the corporate seal, and certificates of shares of stock owned by the Corporation, shall be executed, signed or endorsed by the Chairman of the Board of Directors, Chief Executive Officer, the President or any executive Vice President, and upon the authority conferred by the Chief Executive Officer, the President or any non-executive Vice President, and by the Secretary or Chief Financial Officer, if any be designated, or Treasurer or any Assistant Secretary or Assistant Treasurer. All other instruments and documents requiring the corporate signature, but not requiring the corporate seal, may be executed as aforesaid or in such other manner as may be directed by the Board of Directors.

No loan shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such depositories as the Board of Directors may select. All checks and drafts drawn on banks or other depositories on funds to the credit of the Corporation or in special accounts of the Corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do.

Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 7.2	Voting of Securities Owned by the Corporation. All stock and other securities of other corporations owned or held by the Corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman or Vice Chairman of the Board of Directors, Chief Executive Officer, the President, or any Vice President.
ARTICLE VIII
CERTIFICATES FOR SHARES AND THEIR TRANSFER; OTHER SECURITIES

Section 8.1	Form and Execution of Certificates. Certificates for the shares of stock of the Corporation shall be in such form as shall be consistent with the Certificate of Incorporation and applicable law. Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors, the Chief Executive Officer, the President or any Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, certifying the number of shares and the class or series owned by holder in the Corporation. With respect to any certificate properly countersigned by a transfer agent or a registrar other than the Corporation or its employee, all other signatures on the certificate may be a facsimile signature. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate shall be issued, it may be issued with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue.

Section 8.2	Lost Certificates. A new certificate or certificates shall be issued in place of any certificate or certificates previously issued by the Corporation and that are represented to be lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person or persons claiming the certificates of stock were lost, stolen, or destroyed. The Corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require or to give the Corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 8.3	Transfers. (a) Transfers of record of shares of stock of the Corporation shall be made only on its books by the holders thereof, in person or by attorney duly authorized and upon the surrender of a properly endorsed certificate or certificates for a like number of shares. Upon surrender to the Corporation or a transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. The Board of Directors shall have the power and authority to make all such other rules and regulations as it deems expedient concerning the issue, transfer and registration or the replacement of certificates for shares of capital stock of the Corporation.

(b) The Corporation shall have power to enter into and perform any agreement with any number of shareholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such shareholders in any manner not prohibited by the Oklahoma General Corporation Act.

Section 8.4	Fixing Record Dates.

(a) In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date shall be adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than twenty (20) days before the date of such meeting. If no record date shall be fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice shall be given, or if notice shall be waived, at the close of business on the day next preceding the day on which the meeting shall be held. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of

Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date was adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date shall be fixed by the Board of Directors, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 8.5	Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Oklahoma.

Section 8.6	Treasury Shares. Treasury shares of the Corporation shall consist of such shares as have been issued and thereafter reacquired but not canceled by the Corporation. Treasury shares shall not carry voting or dividend rights.

Section 8.7	Execution of Other Securities. All bonds, debentures and other corporate securities of the Corporation, other than stock certificates (covered in Section 8.1), may be signed by the Chairman or Vice Chairman of the Board of Directors, the Chief Executive Officer, the President or any Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the Corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before any bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the Corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the Corporation.
ARTICLE IX
INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

Section 9.1	Right to Indemnification.

(a) The Corporation shall indemnify any person who was or shall be a party or shall be threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she serves or served as a Director, officer, employee or agent of the Corporation, or serves or served at the request of the Corporation as a Director, officer, manager, employee or agent of another corporation or a limited liability company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful (“Indemnitee”). The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonably cause to believe that Indemnitee’s conduct was unlawful.

(b) The Corporation shall indemnify any Indemnitee who was or shall be a party or shall be threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in his or her favor by reason of the fact that Indemnitee serves or served as a Director, officer, employee or agent of the Corporation, or serves or served at the request of the Corporation as a Director, officer, manager, employee or agent of another corporation or a limited liability company, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee shall be fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(c) To the extent that Indemnitee was successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsection (a) or (b) of this Section, or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by Indemnitee in connection therewith.

(d) Any indemnification under the provisions of subsection (a) or (b) of this Section (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Indemnitee shall be proper in the circumstances because Indemnitee has met the applicable standard of conduct set forth in subsection (a) or (b) of this Section. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceedings, (ii) if such a quorum shall not have been obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders.

(e) For purposes of this Article, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation, including any constituent of a constituent, absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its Directors, officers, and employees or agents, so that any person who serves or served as a Director, officer, manager, employee or agent of such constituent corporation, or serves or serve at the request of such constituent corporation, as a Director, officer, manger, employee or agent of another corporation or a limited liability company, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(f) For purposes of this Article, references to (i) “other enterprises” shall include, without limitation, an “employee benefit plan” within the meaning of the Employee Retirement Income Security Act of 1974 (“ERISA”) or otherwise, (ii) “fines” shall include any excise taxes or penalties assessed on Indemnitee with respect to an employee benefit plan under ERISA or otherwise, and (iii) “serving or served at the request of the Corporation” shall include any service of Indemnitee as a Director, officer, manager, manager, employee or agent of another corporation or a limited liability company, partnership, joint venture, trust or other enterprise which imposes duties on, or involves services, by Indemnitee as a Director, officer, manager, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries. Furthermore, for purposes of this subsection (f) of this Section, in the event Indemnitee acted in good faith and in a manner that Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Corporation” as referred to in this Article.

(g) The indemnification and advancement of expenses provided by or granted pursuant to this Article, unless otherwise provided when authorized or ratified, shall continue as to an Indemnitee who has ceased to be a Director, officer, manager, employee or agent and shall inure to the benefit of the heirs, executors, guardians, custodians, personal representatives and administrators of Indemnitee.

(h) For purposes of this Article, Indemnitee shall be deemed to have “acted in good faith” and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, to have had no reasonable cause to believe that Indemnitee’s conduct was unlawful, if Indemnitee’s action was based on information, opinions, reports and statements, including financial statements and other financial data, in each case prepared or presented by:

(i) one or more officers or employees of the Corporation whom Indemnitee believed to be reliable and competent in the matters presented;

(ii) counsel, independent accountants or other persons as to matters that Indemnitee believed to be within such person’s professional competence; or

(iii) with respect to an Indemnitee’s service as a Director, a committee of the Board of Directors upon which Indemnitee did not serve, as to matters within such committee’s designated authority, which committee Indemnitee believed to merit confidence;

so long as, in each case, Indemnitee acted without knowledge that would cause such reliance to be unwarranted.

(g) The provisions of this Article shall not be deemed to be exclusive or to limit in any way the circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth by the Oklahoma General Corporation Act or under any agreement and entitlement to indemnity.

Section 9.2	Right to Advancement of Expenses. The Corporation shall advance, prior to the final disposition of any proceeding, promptly following request therefor, all expenses incurred by an Indemnitee in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person shall not be entitled indemnification under this Article IX or otherwise.

Notwithstanding the foregoing, unless otherwise determined pursuant to Section 9.5, no advance shall be made by the Corporation if a determination shall be reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of

Directors who are or were not parties to the proceeding, or (ii) if such quorum shall be unobtainable, or, even if obtainable, a quorum of disinterested Directors so directs, or (iii) by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time of such determination demonstrate clearly and convincingly that Indemnitee acted in bad faith or in a manner that reasonably believed to be not in the best interests of the Corporation or reasonably believed to be opposed to the best interests of the Corporation.

Section 9.3	Non-Exclusivity of Rights. The indemnification and advancement of expenses provided by or granted pursuant to this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office or serving as a Director.

Section 9.4	Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any individual who serves or served as a Director, officer, employee or agent of the Corporation, or serves or served at the request of the Corporation as a Director, officer, manager, employee or agent of another corporation or a limited liability company, partnership, joint venture, trust or other enterprise against any liability asserted against the individual and incurred by the individual in any such capacity, or arising out of the individual’s status as such, whether or not the Corporation would have the power to indemnify the individual against such liability under the provisions of this Article.

Section 9.5	Right of Indemnitee to Bring Suit. In the event a claim under this Article shall be unpaid in full by the Corporation within thirty (30) days after the written claim was received by the Corporation, the Indemnitee may at any time thereafter bring suit or take other legal action against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, the Indemnitee, in addition to indemnification pursuant to this or other provisions of this Article, shall be entitled to be paid the expenses of prosecuting such suit against the Corporation, including reasonable attorneys’ fees and costs. The Corporation shall be entitled to assert as a defense that the Indemnitee has not met any applicable standard for indemnification set forth in the Oklahoma General Corporation Act and the Corporation shall be entitled to recover any advancement of expenses upon a final adjudication in (i) any suit brought by the Indemnitee to enforce a right to indemnification under the Article (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses), and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking by the Indemnitee. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or shareholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee shall be proper in the circumstance because the Indemnitee has met the applicable standard of conduct set forth in the Oklahoma General Corporation Act, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or shareholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking by the Indemnitee, the burden of proving that the Indemnitee was not entitled to indemnification or to such advancement of expenses under this Article or otherwise shall be the Corporation’s burden.

Section 9.6	Survival of Rights. The rights conferred on Indemnitee by this Article IX shall continue following Indemnitee having ceased to be a Director, officer, manager, employee or other agent and shall inure to the benefit of the heirs, executors, custodians, guardians, personal representatives and administrators of Indemnitee.

Section 9.7	Amendments. Any repeal or modification of this Article IX shall only be prospective and shall not affect the rights under this Article IX in effect at the time of the alleged occurrence of any action or omission to act that shall be the cause of any proceeding against any Indemnitee.

Section 9.8	Savings Clause. If this Article IX or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee to the full extent not prohibited by any applicable portion of this Article IX that shall not have been invalidated, or by any other applicable law.

Section 9.9	Certain Definitions. For the purposes of this Article IX, the following definitions shall apply:

(a) The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(b) The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

(c) References to a “director,” “officer,” “employee,” or “agent” of the Corporation shall include without limitation, situations where such person serves or served at the request of the Corporation as a Director, officer, manager, employee, trustee or agent of another corporation or a limited liability company, partnership, joint venture, trust or other enterprise.
ARTICLE X
NOTICES

Section 10.1	Notice to Shareholders. Unless the Certificate of Incorporation requires otherwise, whenever, under any provisions of these Bylaws, notice shall be required to be given to any shareholder, it shall be given in writing, timely and duly deposited in the United States mail, postage prepaid, and addressed to such shareholder’s last known post office address as shown by the stock record of the Corporation or its transfer agent.

Section 10.2	Notice to Directors. Any notice required to be given to any Director may be given by the method stated in Section 10.1, or by facsimile, telex or telegram, except that such notice (other than one delivered personally) shall be sent to such address as such Director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such Director. It shall not be necessary that the same method of giving notice be employed in respect of all Directors, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

Section 10.3	Address Unknown. If no address of a shareholder or Director be known, notice may be sent to the principal executive office of the Corporation.

Section 10.4	Affidavit of Mailing. An affidavit of mailing, executed by a duly authorized and competent employee of the Corporation or its transfer agent appointed with respect to the class of stock affected, specifying the name and address or the names and addresses of the shareholder or shareholders, or Director or Directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall be conclusive evidence of the statements therein contained.

Section 10.5	Time of Notices Deemed Given. All notices given by mail, as above provided, shall be deemed to have been given as at the time of mailing, and all notices given by facsimile, telex or telegram shall be deemed to have been given as of the sending time recorded at the time of transmission.

Section 10.6	Failure to Receive Notice. The period or limitation of time within which any shareholder may exercise any option or right, or enjoy any privilege or benefit, or be required to act, or within which any Director, officer, manager, employee, trustee or agent may exercise any power or right, or enjoy any privilege, pursuant to any notice sent such person in the manner above provided, shall not be affected or extended in any manner by the failure of such shareholder or such Director, officer, manager, employee, trustee or agent to receive such notice.

Section 10.7	Notice to Person with Whom Communication Shall Be Unlawful. Whenever notice shall be required to be given, under any provision of law or of the Certificate of Incorporation or Bylaws of the Corporation, to any person with whom communication shall be unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting that shall be taken or held without notice to any such person with whom communication shall be unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation shall be such as to require the filing of a certificate under any provision of the Oklahoma General Corporation Act, the certificate shall state, if such shall be the fact and if notice shall be required, that notice was given to all persons entitled to receive notice except such persons with whom communication shall be unlawful.

Section 10.8	Notice to Person with Undeliverable Address. Whenever notice shall be required to be given, under any provision of law or the Certificate of Incorporation or these Bylaws, to any shareholder to whom (i) notice of two consecutive annual meetings, and all notices of meetings to such person during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a twelve-month period, have been mailed addressed to such person at such person’s address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the Corporation a written notice setting forth such person’s then current address, the requirement that notice be given to such person shall be reinstated. In the event that the action taken by the Corporation shall be such as to require the filing of a certificate under any provision of the Oklahoma General Corporation Act, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to this Section.
ARTICLE XI
DIVIDENDS

Section 11.1	Declaration of Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

Section 11.2	Dividend Reserve. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.
ARTICLE XII
AMENDMENTS

Section 12.1	Amendments. Except as otherwise set forth in Section 9.7 of these Bylaws, these Bylaws may be amended or repealed and new Bylaws adopted by the Board of Directors or by the shareholders entitled to vote.

Section 12.2	Application of Bylaws. In the event that any provisions of these Bylaws shall be or may be in conflict with any law of the United States or the State of Oklahoma or of any other governmental body or power having jurisdiction over this Corporation, or over the subject matter to which such provision of these Bylaws applies, or may apply, such provision of these Bylaws shall be inoperative to the extent only that the operation thereof unavoidably conflicts with such law, and shall in all other respects be in full force and effect.
ARTICLE XIII
OTHER PROVISIONS

Section 14.1	Loans to Directors and Officers. (a) The Corporation shall not directly or indirectly, including through any subsidiary, extend or maintain credit, arrange for the extension of credit, or renew an extension of credit, in the form of a personal loan to or for any Director or executive officer (within the meaning of Section 16 of the 1934 Act and the rules and regulations promulgated thereunder) of the Corporation, except as may be permitted under Section 13(k) of the 1934 Act and the rules and regulations promulgated thereunder.

(b) Except as provided in subsection (a) above, the Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiaries, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the Corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this Bylaw shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under statute.

Section 14.2	Annual Report. At such time as the Corporation becomes subject to the reporting requirements of the 1934 Act, the Board of Directors shall cause an annual report to accompany the proxy solicitation materials sent to the shareholders of the Corporation for the Corporation’s annual meeting of shareholders or not later than two hundred seventy (270) days after the close of the Corporation’s fiscal year. The annual report shall include a balance sheet as of the end of such fiscal year and an income statement and statement of changes in financial position for such fiscal year, accompanied by any report thereon of independent accounts or, if there shall be no such report, the certificate of an authorized officer of the Corporation that such statements were prepared without audit from the books and records of the Corporation.

Section 14.3	Fiscal Year. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall be the fiscal year beginning on the first day of January of each year and ending on the last day of December.

Section 14.4	Charter Provisions. In case of conflict between a provision in these Bylaws and a provision in the charter of the Corporation, the charter provision shall govern.

Section 14.5	Corporate Seal. The corporate seal of the Corporation shall consist of a die bearing the name of the Corporation. The corporate seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or reproduced or otherwise.

Section 14.6	Code of Conduct. The Corporation shall adopt and maintain a code of conduct that shall at lease be in accordance with the rules and regulations promulgated under the 1934 Act requiring the adoption and maintenance a code of ethics.